Exhibit 99.1

Table of Contents

Page
Independent Auditors’ Report	2

Financial Statements

Statements of Revenues and Direct Operating Expenses	3

Notes to Statements of Revenues and Direct Operating Expenses	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Carbon Natural Gas Company

Denver, Colorado

We have audited the accompanying Statements of Revenues and Direct Operating Expenses (the “Financial Statements”) of properties acquired by Nytis Exploration Company LLC, an indirect subsidiary of Carbon Natural Gas Company, from Exco Production Company, (WV) LLC, BG Production Company (WV), LLC, and Exco Resources (PA) LLC (the “Acquired Assets”) for the years ended December 31, 2015 and 2014 and the related notes to the Statements of Revenues and Direct Operating Expenses.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these Financial Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on the Financial Statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Financial Statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the Financial Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the Statements of Revenues and Direct Operating Expenses, described in Note 2, of the Acquired Assets for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

BASIS OF ACCOUNTING

As described in Note 2, the Statements of Revenues and Direct Operating Expenses have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X in connection with the acquisition of assets by Carbon Natural Gas Company and are not intended to be a complete presentation of the Acquired Assets’ revenues and expenses. Our opinion is not modified with respect to this matter.

EKS&H LLLP

December 19, 2016

Denver, Colorado

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Acquired Assets

Statements of Revenues and Direct Operating Expenses

	Six Months Ended June 30,		Years Ended December 31,
In thousands	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Revenues:
Gas sales	$3,046	$4,882	$9,014	$17,350
Oil sales	445	827	1,486	3,275
Total revenue	3,491	5,709	10,500	20,625
Direct operating expenses:
Lease operating expense	2,058	3,359	6,494	8,005
Transportation	338	358	712	777
Production and property taxes	412	714	1,335	2,288
Total direct operating expenses	2,808	4,431	8,541	11,070
Revenues in excess of direct operating expenses	$683	$1,278	$1,959	$9,555

See accompanying notes to the Statements of Revenues and Direct Operating Expenses

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Note 1 — Acquired Assets and Summary of Significant Accounting Policies

Acquired Operating Assets

On October 3, 2016, Nytis Exploration Company LLC (“Nytis LLC”), Carbon Natural Gas Company’s (“Carbon” or the “Company”) indirect subsidiary, completed an acquisition (the “Acquisition”) of producing natural gas wells and natural gas gathering facilities (the “Acquired Assets”) located in Carbon’s Appalachian Basin operating area. The Acquisition was pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), effective as of October 1, 2016 (the “Effective Date”), by and among EXCO Production Company (WV), LLC, BG Production Company (WV), LLC and EXCO Resources (PA) LLC (collectively, the “Sellers”) and Nytis LLC, as the buyer. The purchase price of the Acquired Assets pursuant to the Purchase Agreement was $9.0 million, subject to normal and customary closing and post-closing adjustments. At the closing, the Company paid the Sellers cash of approximately $8.1 million which was comprised of the purchase price net of liabilities assumed by the Company on behalf of the Sellers and other normal adjustments. The natural gas gathering facilities are principally for the transportation of natural gas production of the Acquired Assets and accordingly, the fair value of these assets is included in oil and gas properties. The accompanying Statements of Revenues and Direct Operating Expenses (the “Statements”) represent the acquired interests in the revenues and direct operating expenses of the Acquired Assets.

In connection with and concurrently with the closing of the Acquisition, Carbon entered into a 4-year $100.0 million senior secured asset-based revolving credit facility (the “Credit Facility”) with LegacyTexas Bank. Borrowings under the Credit Facility were used (i) to pay off and terminate Nytis LLC’s existing credit facility with Bank of Oklahoma, (ii) to pay the purchase price to the Sellers for the Acquisition under the Purchase Agreement (iii) to pay costs and expenses associated with the Acquisition and the Credit Facility and (iv) to provide working capital for Carbon and Nytis LLC.

Oil and Gas Reserves

Oil and gas reserves represent theoretical quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond the Company’s and the Sellers’ control. Accordingly, reserve estimates and the projected economic value of the Acquired Assets will differ from the actual future quantities of oil and gas ultimately recovered and the corresponding value associated with the recovery of these reserves.

Revenue Recognition

The Sellers accounted for oil and natural gas revenues using the sales method. The Sellers record sales revenue based on an estimate of the volumes delivered at estimated prices as determined by the applicable sales agreement. The sales volumes estimates were based on company-measured volume readings. The Sellers then adjusted oil and natural gas sales in subsequent periods based on data received from purchasers that reflects actual volumes and prices received. Differences between estimates and actual volumes and prices, if any, were adjusted upon final settlement.

Direct Operating Expenses

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease and gathering operating expenses, well workover costs, ad valorem taxes and production taxes. Certain costs such as depletion, depreciation, amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense and corporate taxes were not allocated to the Acquired Assets.

Use of Estimates

The process of preparing Statements of Revenue and Direct Operating Expenses of the Acquired Assets in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and direct operating expenses. Such estimates primarily relate to unsettled transactions as of the date of the Statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Note 2 — Basis of Presentation, Omitted Financial Information and Interim Financial Information

The accompanying Statements relate to the operations of the Acquired Assets and have been derived from the historical accounting records maintained by the Sellers. Certain costs, such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and federal and state income taxes are omitted. As such, this financial information is not intended to be a complete presentation of the revenues and direct operating expenses of the Acquired Assets. Furthermore, the information may not be representative of future operations due to changes in the business and the exclusion of the omitted information. The historical statements of revenues and direct operating expenses of the Acquired Assets are presented in lieu of the full financial statements required under the Securities and Exchange Commission’s (the “SEC”) Rule 3-05 of Regulation S-X.

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The Company believes that it is sufficient to provide audited historical statements of revenues and direct operating expenses for the Acquired Assets, along with footnote disclosures of reserve quantities and the standardized measure, for the following reasons:

●	The portion of historical general and administrative expenses or other indirect expenses attributable to the Acquired Assets is indeterminable and is not necessarily indicative of the level of such expenses to be incurred in the future under the Company’s ownership.

●	Historical depreciation, depletion and amortization attributable to the Acquired Assets is irrelevant to the ongoing financial reporting for such operations because the Company will record the fair value of the Acquired Assets at the date of acquisition and the assets will be depleted accordingly over future periods.

●	During the periods presented, the Acquired Assets were not accounted for or operated as a separate division by the Sellers. Certain costs, such as depreciation, depletion and amortization, accretion of asset retirement costs, general and administrative expenses, interest expense and corporate income taxes were not allocated to the individual assets. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist and are not practical to obtain in these circumstances. As a result, the Statements presented are not indicative of the results of operations of the Acquired Assets going forward.

Interim Financial Information: The financial information for the six months ended June 30, 2016 and 2015 is unaudited. In the opinion of management, this information contains all adjustments and has been prepared on the same basis as the annual statements of revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation. The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

Note 3 — Commitments and Contingencies

Pursuant to the terms of the Purchase Agreement, the Company believes that there are no claims, litigation or disputes pending as of the Effective Date, or any matters arising in connection with indemnifications, and the parties to the Purchase Agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statements.

Note 4 — Subsequent Events

The Company has evaluated subsequent events through December 19, 2016, the date the accompanying Statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying Statements.

Note 5 — Supplemental Oil and Gas Reserve Information (Unaudited)

Proved reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (with prices and costs held constant as of the date the estimate is made). Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved oil and natural gas reserve information for the Acquired Assets has only been prepared as of December 31, 2015, and the related discounted future net cash flows excluding income taxes are based on engineering estimates. Reserve information for the properties was prepared in accordance with guidelines established by the SEC. Proved oil and gas reserves were calculated based on the prices for oil and gas during the 12-month period before the reporting date, determined as the unweighted arithmetic average of the first day of the month price for each month within such period. This average price is also used in calculating the aggregate amount and changes in future cash inflows related to the standardized measure of discounted future cash flows. As of December 31, 2015, average 12-month period prices were $2.58 per MMBtu of gas and $50.28 per barrel of oil. These prices were further adjusted for basis differentials, hydrocarbon quality and contract terms. As these reserves are prepared on a historical and standalone basis, these reserves may not be indicative of the reserves presented in future filings. There were no identified proved undeveloped reserves or future development costs.

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As SEC compliant reserve studies were not prepared prior to December 31, 2015, the January 1, 2014 and December 31, 2014 reserve estimates were based on December 31, 2015 reserve estimates adjusted for actual production for the years 2014 and 2015. As such, the January 1, 2014 and December 31, 2014 reserve estimates do not include the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes. The reserve estimates do not include any adjustment for income taxes as the Sellers’ were pass through entities.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (the “FASB”) and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. There were no discoveries or other additions, purchases or sales during the periods presented.

An SEC compliant reserve study is not necessarily indicative of fair value under the terms prescribed by Accounting Standards Codification (“ASC”) 805, Business Combinations. An SEC compliant reserve report is based on historical commodity prices while a fair value report is typically based on forward looking prices. Additionally, the SEC method does not take into account the uncertainty of developing reserves while the fair value method applies a risk weighting to the different reserve classes.

Changes in Estimated Quantities of Proved Oil and Gas Reserves

The following table sets forth information for the period from January 1, 2014 to December 31, 2015 with respect to changes in the proved reserves of the Acquired Assets:

	Oil	Gas
	(Mbbl 1)	(Mmcf 2)
Balance - January 1, 2014	229	39,878

Production	(37)	(3,974)

Balance - December 31, 2014	192	35,904

Production	(33)	(3,681)

Balance - December 31, 2015	159	32,223

Proved developed reserves:
December 31, 2014	192	35,904
December 31, 2015	159	32,223

1	“Mbbl” refers to one thousand stock tank barrels, or 42,000 U.S. gallons liquid volume in reference to crude oil or other liquid hydrocarbons.
2	“Mmcf” refers to one million cubic feet of natural gas.

Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

The following summary sets forth the future net cash flows relating to proved oil and gas reserves of the Acquired Assets based on the standardized measure described earlier. The disclosure excludes the impact, if any, of timing, pricing or revisions of prior estimates. As discussed above, December 31, 2014 amounts were based on the reserves as of December 31, 2015, actual sales and production costs and no adjustments were made to the annual discount rate.

	As of December 31,
(In thousands)	2015	2014
Future oil and gas sales	$85,216	$95,716
Future production costs	(49,148)	(57,688)
Future net cash flows	36,068	38,028
10% annual discount	(17,026)	(18,936)
Standardized measure of discounted future net cash flows	$19,042	$19,092

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Changes in the Standardized Measure of Discounted Future Net Cash Flows

An analysis of the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2015 and 2014 are as follows and excludes the impact, if any, of timing, pricing or revisions of prior estimates as discussed earlier:

	Year Ended December 31,
(In thousands)	2015	2014

Standardized measure of discounted future net cash flows, beginning of year	$19,092	$26,043
Sales of oil and gas, net of production costs and taxes	(1,959)	(9,555)
Accretion of discount	1,909	2,604
Standardized measure of discounted future net cash flows, end of year	$19,042	$19,092

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